UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2026

AGENUS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29089	06-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road
Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 674-4400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AGEN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2026, Agenus Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with certain institutional and other accredited investors (each, a “Purchaser” and collectively, the “Purchasers”). The closing of the Private Placement (the “Closing”) is expected to occur on July 15, 2026, subject to the satisfaction of customary closing conditions.

Under the terms of the Purchase Agreement, the Company has agreed to issue and sell (i) 23,035,227 shares (the “Shares”) of the Company’s common stock (the “Common Stock”) (or, in lieu thereof, pre-funded warrants (“Pre-Funded Warrants”) to purchase shares of Common Stock (“Pre-Funded Warrant Shares”), with an exercise price of $0.01 per share), (ii) accompanying Series A purchase warrants (“Series A Warrants”) to purchase 21,144,277 shares of common stock (“Series A Warrant Shares”), with an exercise price of $4.02 per share and (iii) accompanying Series B purchase warrants (“Series B Warrants”) to purchase 33,797,214 shares of common stock (“Series B Warrant Shares”), with an exercise price of $5.03 per share. The combined effective purchase price per Share (or Pre-Funded Warrant to purchase one share), and accompanying Series A Warrant to purchase approximately 0.91791 shares of Common Stock and Series B Warrant to purchase approximately 1.46720 shares of Common Stock, is $3.69 (less the exercise price of the Pre-Funded Warrant, if applicable), for expected aggregate gross proceeds of approximately $85 million, before deducting Private Placement expenses, with up to an additional $255 million in gross proceeds upon exercise of the Series A Warrants and Series B Warrants, assuming the exercise in full of such warrants.

Each Pre-Funded Warrant will be exercisable at any time after the date of issuance and will not expire until exercised in full.

Each Series A Warrant will be exercisable immediately and will expire upon the earlier of the fifth anniversary of the Closing and the date that is 30 days following the day that the Company publicly discloses (either by press release or Current Report on Form 8-K) that at least 60 patients have been dosed in the Phase 3 clinical trial of the Company’s botensilimab and balstilimab combination product candidate for the neoadjuvant treatment of colon cancer. In addition, at any time prior to the expiration date, a holder of a Series A Warrant may not transfer such warrant, in whole or in part, without simultaneously transferring to the same transferee (and such transferee accepting all of the rights and obligations in respect of and agreeing to be bound by) a corresponding pro rata portion of the Series B Warrant held by such holder. At the option of the holder, the Series A Warrant may be exercised for, in lieu of shares of Common Stock, pre-funded warrants to purchase shares of Common Stock.

Each Series B Warrant will be exercisable immediately and will expire upon the earliest of (i) the fifth anniversary of the Closing, (ii) the date that is 30 days following the day that the Company publicly discloses (either by press release or Current Report on Form 8-K) pathologic response data for at least 50 patients that were dosed in the Phase 3 clinical trial of the Company’s botensilimab and balstilimab combination product candidate for the neoadjuvant treatment of colon cancer and (iii) unless the holder thereof shall at such time have exercised in full the Series A Warrant held by such holder, 12:01 a.m. (New York City time) on the date immediately following the expiration date of the Series A Warrant. In addition, at any time prior to the expiration date of the Series A Warrant, a holder of a Series B Warrant may not transfer such warrant, in whole or in part, without simultaneously transferring to the same transferee (and such transferee accepting all of the rights and obligations in respect of and agreeing to be bound by) a corresponding pro rata portion of the Series A Warrant. At the option of the holder, the Series B Warrant may be exercised for, in lieu of shares of Common Stock, pre-funded warrants to purchase shares of Common Stock.

A holder of Pre-Funded Warrants, Series A Warrants or Series B Warrants may not exercise such applicable warrant if the holder, together with its affiliates, would beneficially own more than 4.99% or 9.99% of the number of Common Stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants, Series A Warrants or Series B Warrants may increase or decrease this percentage to a percentage not in excess of 19.99% by providing at least 61 days’ prior notice to the Company. In addition, the Series A Warrants and Series B Warrants also include certain rights upon “fundamental transactions” (as described in such warrants), including that, in connection with a fundamental transaction at which the stockholders of the Company receive as consideration solely cash and/or equity securities a person or entity that are not traded on a national securities exchange, or a fundamental transaction that is a “Rule 13e-3 transaction” (as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended), each such holder of a Series A Warrant or Series B Warrant may require, at its option, the Company or a successor entity to purchase such warrant from such holder by paying such holder an amount in cash equal to the Black Scholes value (as described in such warrant) of the unexercised portion of such warrant on the date of the consummation of such fundamental transaction.

The Purchase Agreement contains customary representations and warranties of the Company, on the one hand, and the Purchasers, on the other hand, and customary conditions to closing. In addition, pursuant to the terms of the Purchase Agreement, the Company has also agreed to increase the size of its board of directors to nine directors (provided that, on or prior to December 31, 2027, the Company shall use its reasonable best efforts to cause the authorized number of directors to be reduced to eight), including two newly created Class III directorships under the Company’s certificate of incorporation, and, promptly following a designation notice made by Commodore Capital Master LP, cause two individuals designated by Commodore Capital Master LP to be appointed to serve as directors in the newly created Class III directorships. The Company has further agreed to take all action necessary and within its control to ensure that such designees continue to serve as directors at any time that Commodore Capital Master LP, together with its affiliates, beneficially owns at least 5% of the Company’s outstanding common stock, without giving effect to the beneficial ownership limitation provisions of any Pre-Funded Warrants held by such holders.

In addition, pursuant to the terms of the Purchase Agreement, the Company has further agreed that it shall not use the net proceeds of the Private Placement for business development purposes, for the redemption, repurchase, or other acquisition for value of any equity securities of the Company, or for the voluntary repayment, prepayment, redemption, or defeasance of any indebtedness for borrowed money of the Company prior to its stated maturity or scheduled due date.

Based on the Company’s current plans, the Company believes its existing cash and cash equivalents, together with the net proceeds from the Private Placement, will be sufficient to fund its operations and capital expenditure requirements into the third quarter of 2027 (assuming no exercise of the Series A Warrants or Series B Warrants) and through year-end 2031 (assuming the exercise in full of all Series A Warrants and Series B Warrants).

Also on July 13, 2026, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers, which provides that the Company will register the resale of the Common Stock, the Pre-Funded Warrant Shares, Series A Warrant Shares and Series B Warrant Shares. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission no later than 45 days after the date of the Closing, and to use its reasonable best efforts to have the registration statement declared effective by 90 days after the Closing, subject to certain exceptions.

The Company has also agreed to, among other things, indemnify the Purchasers, their officers, directors, agents, partners, members, managers, stockholders, affiliates, investment advisers and employees under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The securities issued and sold to the Purchasers under the Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, or under any state securities laws. The Company relied on this exemption from registration based in part on representations made by the Purchasers. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K (this “Form 8-K”), nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

The foregoing summary of the Purchase Agreement, the Registration Rights Agreement, the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the Registration Rights Agreement, the form of Pre-Funded Warrant, the form of Series A Warrant and the form of Series B Warrants, copies of which are filed as Exhibits 10.1, 10.2, 4.1, 4.2 and 4.3 to this Form 8-K, respectively, and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On July 13, 2026, the Company made available a press release announcing the Private Placement and certain corporate updates. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. On July 13, 2026, the Company made available on its website, www.agenusbio.com, a presentation to be used in meetings with investors in July 2026. A copy of the presentation is furnished as Exhibit 99.2 to this Form 8-K.

The information in Item 7.01 of this Form 8-K, including the information in the press release attached as Exhibit 99.1 to this Form 8-K and in the presentation attached as Exhibit 99.2 to this Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Form 8-K, including the information in the press release attached as Exhibit 99.1 to this Form 8-K and in the presentation attached as Exhibit 99.2 to this Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Item 8.01 Other Events.

On July 13, 2026, in connection with the Private Placement, the Company also announced that it will conduct, and the net proceeds of the Private Placement are expected to support, a strategic prioritization of botensilimab and balstilimab (“BOT+BAL”) for the neoadjuvant treatment of microsatellite-stable (“MSS”) colon cancer, including the advancement of ROBBIN, the Company’s planned registrational Phase 3 neoadjuvant trial in MSS colon cancer. High-risk Stage II and Stage III MSS colon cancer affects an estimated 38,000 patients annually in the United States and more than 200,000 patients worldwide, representing an estimated U.S. addressable market of more than $7 billion, with no new curative-intent therapies approved in more than 20 years.

The ROBBIN clinical trial is a planned randomized global Phase 3 trial evaluating neoadjuvant BOT+BAL followed by standard of care versus standard of care alone in previously untreated high-risk Stage II and Stage III MSS colon cancer. The ROBBIN trial will enroll 850 patients, randomized 1:1, with event free survival (“EFS”) as its primary endpoint. Following interactions with the U.S. Food and Drug Administration (“FDA”), the Company has aligned on key elements of the Phase 3 trial design, including the patient population, experimental regimen, control arm, primary endpoint, and interim analysis plan.

Across NEST and UNICORN, the Company’s two independent Phase 2 studies evaluating neoadjuvant BOT+BAL in MSS colorectal cancer (“CRC”), the combination treatment has produced deep, durable responses, including pathologic response in approximately 60-70% of patients, major pathologic response (“MPR”) in approximately 35-40% of patients and pathologic complete response (“pCR”) in approximately 30% of patients. Deep pathologic responses (MPR and pCR) in the neoadjuvant setting are positively correlated with event-free survival in many tumor types, including MSS colon cancer. With median follow-up of approximately 9 to 18 months, all treated patients remained disease free. This treatment effect has continued to be observed in further results from NEST and UNICORN, and further details are anticipated to be published later this year. Together with observed circulating tumor DNA (“ctDNA”) clearance during treatment, these data support the Company’s rationale for prioritizing neoadjuvant BOT+BAL development in the registrational ROBBIN trial.

In connection with its strategic prioritization of neoadjuvant BOT+BAL in MSS colon cancer, the Company plans to discontinue financial support for the ongoing BATTMAN Phase 3 study in late-line metastatic MSS CRC. The Company expects to honor its obligations to patients currently receiving treatment and will work closely with the Canadian Cancer Trials Group and participating investigators to manage this transition responsibly.

The Company currently anticipates the following milestones with respect to the ROBBIN trial:

•	The first patient dosed is anticipated to occur in the first quarter of 2027.

•	The announcement of interim pathologic response data is anticipated to occur in the second half of 2027.

•	The announcement of the interim analysis of EFS is anticipated to occur in the second half of 2029.

•	The announcement of the final analysis of EFS is anticipated to occur in the second half of 2030.

Forward-Looking Statements

Certain statements in this Form 8-K, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future of its pipeline and business; the Company’s strategic prioritization of BOT+BAL for the neoadjuvant treatment of MSS colon cancer; the potential benefits of treatment with the Company’s product candidates, including without limitation BOT+BAL and the Company’s other balstilimab and botensilimab, zalifrelimab, AGEN1777, AGEN2373 and AGEN1571 programs; the timing of the regulatory submission, design, enrollment, indication selection, dosing, timing of initiation, progress and timing of readouts and results of the Company’s ongoing and planned clinical trials, including without limitation the Company’s Phase 2 NEST and UNICORN trials and the Company’s planned Phase 3 ROBBIN trial; anticipated safety, efficacy, potency, activity, superior response and durability outcomes with respect to the Company’s ongoing and planned clinical trials; the Company’s plans to discontinue financial support for the ongoing BATTMAN Phase 3 trial; expected regulatory timelines and filings; the Company’s commercialization plans and anticipated commercial market opportunities (including partnering and licensing opportunities); the Company’s ability to meet manufacturing demands; the closing of the Private Placement; the Company’s agreement to register the resale of the securities sold in the Private Placement; the expected amount of proceeds from the Private Placement; and the Company’s anticipated cash runway. The words “may,” “believes,” “expects,” “anticipates,” “hopes,” “intends,” “plans,” “forecasts,” “estimates,” “will,” “establish,” “potential,” “superiority,” “best in class.” These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the factors described under the Risk Factors section of our most recent Annual Report on Form 10-K for 2025, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this Form 8-K. These statements speak only as of the date of this Form 8-K, and the Company undertakes no obligation to update or revise the statements, other than to the extent required by law. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. This Form 8-K does not purport to summarize all of the conditions, risks and other attributes of an investment in the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.

4.2	Form of Series A Warrant.

4.3	Form of Series B Warrant.

10.1†	Form of Securities Purchase Agreement, dated July 13, 2026, by and between Agenus Inc. and each purchaser thereto.

10.2	Form of Registration Rights Agreement, dated July 13, 2026, by and between Agenus Inc. and the other parties thereto.

99.1	Press Release, dated July 13, 2026.

99.2	Investor Presentation, dated July 13, 2026.

104	The cover page from the Company’s Current Report on Form 8-K formatted in Inline XBRL.

†

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the Securities and Exchange Commission; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC.

Date: July 13, 2026	By:	/s/ Garo H. Armen
	Name:	Garo H. Armen
	Title:	Chief Executive Officer